SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 19, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

The Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries is subject to a “blackout period,” as defined in Regulation BTR (Blackout Trading Restriction), in connection with the quarterly payment of dividends by ONEOK, Inc. on shares of its common stock. A blackout period in connection with the payment of ONEOK Inc.’s third quarter common stock dividend will commence at 8:00 am on October 25, 2003, and end at 8:00 am on November 1, 2003. During this blackout period, the ability of participants in the plan to purchase, sell or otherwise acquire or transfer an interest in plan assets, to make changes in investment options, to initiate distributions or loans and to change payroll deferral percentages is suspended. Shares of ONEOK, Inc. common stock held by plan participants are subject to this blackout period.

The person designated by ONEOK, Inc. to respond to inquiries about this blackout period is Robin Lacy, ONEOK, Inc., 100 West Fifth Street, Tulsa, OK 74103, 918-588-7063.

We received notice of the blackout period from the plan administrator on September 19, 2003, as required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: September 22, 2003	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

3